Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Boeing Securities-Backed Series 2003-16
*CUSIP:    21988K305          Class     A-1
           21988KAB3          Class     A-2
           21988KAD9          Class     A-3

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 15, 2004.

INTEREST ACCOUNT
----------------


Balance as of      October 28, 2003.....                                $0.00
         Scheduled Income received on securities.....             $795,748.13
         Unscheduled Income received on securities.....                 $0.00

LESS:
         Distribution to Class A-1 Holders.....                  -$464,409.72
         Distribution to Class A-2 Holders.....                    -$8,610.16
         Distribution to Class A-3 Holders.....                        -$0.00
         Distribution to Depositor.....                          -$322,720.07
         Distribution to Trustee.....                                  -$8.18
Balance as of      February 15, 2004.....                               $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of      October 28, 2003.....                                $0.00
         Scheduled principal payment received on securities.....        $0.00

LESS:
       Distribution to Holders.....                                    -$0.00
Balance as of      February 15, 2004.....                               $0.00


              UNDERLYING SECURITIES HELD AS OF February 15, 2004

           Principal
            Amount                               Title of Security
           ---------                             -----------------
          $17,628,000                  The Boeing Company, 6.125% Notes
                                       due February 15, 2033
                                       *CUSIP:     097023AU9

           Principal
            Amount                               Title of Security
           ---------                             -----------------
           $7,725,000                  The Boeing Company, 6.625% Debentures
                                       due February 15, 2038
                                       *CUSIP:     097023AS4


U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.

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